CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32

CERTIFICATIONS PURSUANT TOSECTION
906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C. SECTION 1350)

In connection with the Annual Report of AMERICAN ENERGY PRODUCTION, INC., a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), Charles Bitters, Principal Executive and Principal Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles Bitters
Charles Bitters
Principal Executive Officer
April 14, 2005

/s/ Charles Bitters
Charles Bitters
Principal Financial Officer

April 14, 2005

[A signed original of this written statement required by Section 906 has been provided to AMERICAN ENERGY PRODUCTION, INC. and will be retained by AMERICAN ENERGY PRODUCTION, INC. and furnished to the Securities and Exchange Commission or its staff upon request.]